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                                                                   EXHIBIT 10.16

                   AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

     This Amendment No. 2 to Asset Purchase Agreement (this "AMENDMENT") is made and entered into as of the __th day of July, 1998 by and between Golf One Industries, Inc., a Delaware corporation (the "COMPANY"), and Gary Player Group, Inc., a Florida corporation ("SELLER"), with reference to the following facts:

     A. The Company and Seller are parties to that certain Asset Purchase Agreement dated November 1, 1997 (the "PURCHASE AGREEMENT") and to the Amendment to the Purchase Agreement dated March 13, 1998 ("AMENDMENT NO. 1").

     B. Section 9(c) of the Purchase Agreement, as amended by Amendment No. 1, provides that either Seller or the Company may terminate the Purchase Agreement if the Closing (as defined therein) shall not have occurred on or prior to July 31, 1998.

     C. The Seller and the Company desire to amend Section 9(c) to change the date to August 31, 1998.

     NOW THEREFORE, with reference to the foregoing facts, the Company and Seller agree as follows:

         1. Amendment to Section 9(c).

         Section 9(c) is hereby amended by changing the date set forth therein from "July 31, 1998" to "August 31, 1998."

         2. No Other Amendments.

         Except as set forth in this Amendment, all the terms and provisions of the Purchase Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, this Amendment is made and entered as of the date and the year first above written.



GOLF ONE INDUSTRIES, INC.,                         GARY PLAYER GROUP, INC.,
a Delaware corporation                             a Florida corporation



By: ___________________________                    By: _________________________
         Alfonso J. Cervantes,                              Joseph White
         Chief Executive Officer                            President